UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 17, 2008

Landry's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22150	76-0405386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-850-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

The Company announced today that its revenues for the combined months of July and August 2008 were approximately $215.0 million versus $213.0 million in revenues in 2007. Unit level cash flows for the two month period in 2008 was $48.0 million in comparison with $45.0 million in 2007.

Item 8.01 Other Events.

The Company further announced today that 14 Houston area restaurants remain closed as a result of Hurricane Ike and will re-open as soon as power is restored to each of the units. Moreover, all of the Company’s Kemah and Galveston restaurants are closed. Only one restaurant in Galveston sustained significant damage, as did two restaurants at the Kemah Boardwalk. In addition, the amusement rides, the boardwalk itself and some infrastructure at the Kemah Boardwalk incurred significant damage. Once power and water are restored in Galveston, the Company anticipates that the majority of its Galveston restaurants will re-open, and that some of the restaurants at the Kemah Boardwalk may reopen within the next 45 to 60 days, with additional restaurants and some amusement rides opening monthly thereafter.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated September 17, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landry's Restaurants, Inc.

September 17, 2008	By:	Steven L. Scheinthal

Name: Steven L. Scheinthal
Title: SVP & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 17, 2008